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                                                                   EXHIBIT 12.1

                   COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

PENWEST PHARMACEUTICALS CO.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
($ IN THOUSANDS)

                                                                                                                   3 months ended
                                                                                                                       March 31,
                                                        2000         2001         2002         2003         2004         2005
                                                     ------------------------------------------------------------------------------
Earnings
Pre-tax loss from continuing operations              $(11,456)    $(16,808)    $(19,020)    $(26,000)    $(23,780)     $(8,947)

Addback:
Fixed charges                                             178          295          248           61           37           12
                                                     ------------------------------------------------------------------------------
Loss before income taxes and fixed charges           $(11,278)    $(16,513)    $(18,772)    $(25,939)    $(23,743)     $(8,935)
                                                     ==============================================================================

Fixed charges:
Interest expense                                     $    172     $    290     $    243     $     34     $     --      $    --
Interest component of rental payments (1)                   6            5            5           27           37           12
                                                     ------------------------------------------------------------------------------
Total fixed charges                                  $    178     $    295     $    248     $     61     $     37      $    12
                                                     ------------------------------------------------------------------------------

Ratio of earnings (loss) to fixed charges              (63.41)*     (56.05)*     (75.73)*    (426.37)*    (633.77)*    (716.84)*

COVERAGE DEFICIENCY                                  $(11,278)    $(16,513)    $(18,772)    $(25,939)    $(23,743)     $(8,935)

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*    Negative ratio. See "Coverage Deficiency."


(1) Estimated Imputed Interest